U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: October 23, 2008


                      NATURALLY ADVANCED TECHNOLOGIES, INC.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


  British Columbia, Canada                 0-50367                 98-359306
____________________________        _____________________       ________________
(State or other jurisdiction        (Commission file no.)        (IRS employer
     of Incorporation)                                           Identification)


                             402 - 1008 Homer Street
                  Vancouver, British Columbia, Canada, V6B 2X1
                  ____________________________________________
                    (Address of Principal Executive Offices)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR  240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

CEO EXECUTIVE SERVICES AGREEMENT

On August  24,  2006,  we  entered  into a  one-year  chief  executive  services agreement with Meriwether Accelerators, LLC, the private limited liability company ("Meriwether Accelerators"), through which we engage Kenneth Barker as our Chief Executive Officer (the "2006 CEO Services Agreement"). In accordance with the terms and provisions of the 2006 CEO Services Agreement: (i) we retained Mr. Barker as our Chief Executive Officer and the Meriwether Accelerators as a consultant to us; (ii) Mr. Barker provides such corporate management related services as our Board of Directors shall from time to time reasonably assign and as may be necessary for the ongoing maintenance and development of our various business interests; (iii) we pay to Meriwether Accelerators a monthly fee of $12,500 U.S. (with the acknowledgment that an additional monthly fee of $2,500 U.S. has been paid and will continue to be paid to the Meriwether Accelerators under a pre-existing services arrangement); and
(iv) we granted to Meriwether Accelerators an aggregate 200,000 stock options at an exercise price of $0.50 per share exercisable for a period of three years vesting immediately and a further 500,000 stock options at an exercise price of $0.31 per share, which shall vest at certain dates upon the attainment by us of certain initial deliverables which have been agreed upon by the parties in advance.

On approximately November 27, 2007, we authorized the renewal of the 2006 CEO Services Agreement (the "2007 CEO Services Agreement"). Pursuant to the 2007 CEO Services Agreement, Mr. Barker was engaged for an additional one-year term to serve as our Chief Executive Officer. We granted to Meriwether Accelerators an aggregate of 1,000,000 stock options at an exercise price of $0.75 per share, which shall vest in accordance with the attainment of certain deliverables.

On approximately October 14, 2008, we authorized the renewal of the 2007 CEO Services Agreement (the "2008 CEO Services Agreement"). Pursuant to the 2008 CEO Services Agreement, Mr. Barker was engaged was engaged for an additional one-year term to serve as our Chief Executive Officer. In accordance with the terms and provisions of the 2008 CEO Services Agreement: (i) we agreed to retain Mr. Barker as our Chief Executive Officer and to further engage Meriwether Accelerators as a consultant; (ii) we agreed to pay to Meriwether Accelerators a gross monthly fee of $12,500, with the acknowledgement that an additional fee of $2,500 per month has been paid and continues to be payable by us; and (iii) we granted to Meriwether Accelerators an aggregate 500,000 Stock Options at an exercise price of $1.45 per share, which shall vest in accordance with the attainment of certain deliverables and our 2008 Fixed Share Option Plan and the rules of the TSX Venture Exchange.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

10.1 CEO Executive Services Agreement between Nationally Advanced Technologies Inc. and Meriwether Accelerators LLC dated effective August 24, 2008 as fully executed on October 14, 2008.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           NATURALLY ADVANCED TECHNOLOGIES, INC.


Date:  October 28, 2008
                                           By: /s/ KEN BARKER
                                               ___________________________
                                                   Ken Barker
                                                   Chief Executive Officer